Exhibit 99.1

Vitae Pharmaceuticals Proposes Public Offering of Common Stock

FORT WASHINGTON, PA, March 23, 2016 — Vitae Pharmaceuticals, Inc. (NASDAQ: VTAE) (Vitae), a clinical-stage biotechnology company, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares in the offering are to be sold by Vitae, with net proceeds to be used to advance the clinical development of Vitae’s RORγt program, including, among other items, the completion of a 16-week Phase 2b clinical trial of VTP-43742 in psoriasis patients, to advance the clinical development of Vitae’s LXRβ program, including, among other items, the completion of the ongoing Phase 2a proof-of-concept clinical trial of VTP-38543 in atopic dermatitis patients and the remainder to fund working capital and for other general corporate purposes.

Piper Jaffray & Co. and BMO Capital Markets Corp. are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on November 5, 2015. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Piper Jaffray & Co. Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota, 55402, or by telephone at (800) 747-3924, or by emailing prospectus@pjc.com; or to BMO Capital Markets Corp. by telephone at (800) 414-3627 or by emailing bmoprospectus@bmo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Vitae Pharmaceuticals

Vitae Pharmaceuticals is a clinical-stage biotechnology company developing first-in-class product candidates with potential to transform the treatment paradigm for patients with significant unmet medical needs. Initial indications being pursued include psoriasis, other autoimmune disorders, and atopic dermatitis. Vitae’s lead clinical assets include VTP-43742, an oral RORgt inhibitor currently being studied in patients with moderate to severe psoriasis, and VTP-38543, an LXRβ selective agonist being studied in patients with mild to moderate atopic dermatitis.

Vitae Pharmaceuticals, Inc.	Tel: (215) 461-2000
502 West Office Center Drive	Fax: (215) 461-2006
Fort Washington, PA 19034	www.vitaepharma.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding Vitae’s plans to consummate its proposed public offering and the use of proceeds therefrom. These forward-looking statements are subject to a number of risks, including , whether or not Vitae will be able to raise capital, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Vitae’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vitae’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC’s website at www.sec.gov.

In addition to the risks described above and in Vitae’s other filings with the SEC, other unknown or unpredictable factors also could affect Vitae’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vitae undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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INVESTORS:

Vitae Pharmaceuticals, Inc.

Richard S. Morris, CPA

Chief Financial Officer

(215) 461-2000

rmorris@vitaerx.com

Westwicke Partners

John Woolford

(443) 213-0506

john.woolford@westwicke.com

MEDIA:
6 Degrees PR

Tony Plohoros
(908) 591-2839

tplohoros@6degreespr.com